UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TGC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TGC INDUSTRIES, INC.

101 E. Park Blvd., Suite 955

Plano, Texas 75074

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2013

To Shareholders of

TGC INDUSTRIES, INC.:

The annual meeting of the shareholders of TGC Industries, Inc. (the “Company”) will be held at the University Club, 1 West 54th Street, New York, New York 10019, on June 4, 2013, at 10:00 a.m. (Eastern Daylight Saving Time), for the following purposes:

1.                                      To elect six directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.                                      To cast an advisory vote to approve named executive officer compensation;

3.                                      To approve the amendment to the Company’s restated articles of incorporation to increase the authorized number of shares of TGC Common Stock to 35,000,000 and make other amendments to conform with the requirements of the Texas Business Organizations Code;

4.                                      To ratify the selection of Lane Gorman Trubitt, PLLC as the Company’s Independent Registered Public Accounting Firm; and

5.                                      To transact such other business as may properly come before the annual meeting and any adjournment thereof.

Information regarding matters to be acted upon at the annual meeting is contained in the accompanying Proxy Statement.  Only shareholders of record at the close of business on April 9, 2013, are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

All shareholders are cordially invited to attend the annual meeting.  Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid.  You may revoke the proxy at any time before the commencement of the annual meeting.

By Order of the Board of Directors:

James K. Brata
Secretary

Plano, Texas

May 3, 2013

IMPORTANT

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

SOLICITATION OF PROXIES

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of TGC Industries, Inc. (the “Company” or “TGC”) for the Annual Meeting of Shareholders to be held at the University Club, 1 West 54th Street, New York, New York 10019, on June 4, 2013, at 10:00 a.m. (Eastern Daylight Saving Time), and at any adjournment thereof, for the purpose of submitting to a vote of the shareholders the actions and proposals set forth in this Proxy Statement.  The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company’s shareholders on or about May 3, 2013.

Although solicitation (the total expense of which will be borne by the Company) is to be made primarily through the mail, the Company’s officers and employees and those of its transfer agent may solicit proxies personally, by telephone, facsimile, electronic mail or other forms of communication, but in such event no additional compensation will be paid by the Company for such solicitation.  Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the annual meeting to beneficial owners of the Company’s common stock, par value $.01 per share (the “Common Stock”), and in such event the Company will reimburse them for all reasonable out-of-pocket expenses so incurred.

A copy of the Annual Report to shareholders of the Company for its fiscal year ended December 31, 2012, is being mailed with this Proxy Statement to all such shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders

to be Held on June 4, 2013

This Proxy Statement, the accompanying proxy card, and the Company’s 2012 Annual Report to Shareholders are available at www.tgcseismic.com/proxy.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on April 9, 2013 (the “Record Date”) as the date for determination of shareholders entitled to notice of and to vote at the annual meeting.  As of the Record Date, there were 20,807,502 shares of Common Stock outstanding.

The Company’s Restated Articles of Incorporation authorize 25,000,000 shares of Common Stock.  In voting on all matters expected to come before the annual meeting, a shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in his, her, or its name on the Record Date.  The Company’s Restated Articles of Incorporation prohibit cumulative voting.

ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the annual meeting to:  (1) elect six members to the Board of Directors; (2) cast an advisory vote to approve named executive officer compensation; (3) approve the amendment to the Company’s restated articles of incorporation to increase the authorized number of shares of TGC Common Stock to 35,000,000 and make other amendments to conform with the requirements of the Texas Business Organizations Code; (4) ratify the selection of Lane Gorman Trubitt, PLLC as the Company’s Independent Registered Public Accounting Firm; and (5) transact such other business as may properly come before the annual meeting and any adjournment thereof.  Each proxy will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy that is validly executed but on which no directions are specified will be voted:  (i) FOR the election of the six nominees for directors, (ii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, (iii) FOR the approval of the amendment to the Company’s restated articles of incorporation to increase the authorized number of shares of TGC Common Stock to 35,000,000 and make other amendments to conform with the requirements of the Texas Business Organizations Code; and (iv) FOR the ratification of Lane Gorman Trubitt, PLLC as the Company’s Independent Registered Public Accounting Firm.  Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date.  Furthermore, such person may nevertheless elect to attend the annual meeting and vote in person in which event the proxy will be revoked.

Shareholders elect the nominated directors by a plurality of the votes cast at the annual meeting.  This means that, with regard to Proposal No. 1, the shareholders will elect the six persons receiving the highest number of “for” votes at the annual meeting.  With regard to Proposal No. 3, the affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of common stock as of the Record Date is required for the shareholders to approve the amendment to the Company’s restated articles of incorporation.  The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will constitute approval of all other proposals.  Abstentions are voted as “shares present” at the annual meeting for purposes of determining whether a quorum exists.  In the election of the directors, votes withheld will have no effect on the outcome of the vote.  Abstentions will have the effect of a vote against all other proposals.  Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as shares not entitled to vote with respect to that matter.  However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Six directors are to be elected at the annual meeting to comprise the entire membership of the Company’s Board of Directors.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified.  The Company’s Board of Directors is currently comprised of six members.  The nominees for election were recommended to the Board of Directors by a majority of the independent directors of the Board.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.  The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of management the nominees intend to serve the entire term for which election is sought.

Mr. Wayne A. Whitener, the Company’s President and Chief Executive Officer, is the only executive officer of the Company who is a nominee as set forth below.  There are no family relationships by blood, marriage, or adoption between any director, executive officer, or any person nominated or chosen by the Company to become an executive officer or a director.  The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 61
Director of the Company since 1984; President of the Company since July 1986; Chief Executive Officer of the Company since 1999; Chief Operating Officer of the Company from July 1986 to December 1998; Vice President of the Company from 1983 to July 1986; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2008; and Director of Chase Packaging Corporation, a development stage company, since 2009. Mr. Whitener was selected to serve as a director of the Company because of his depth of understanding of the Company’s operations, his strong leadership skills, his extensive employment experience with the Company, and his significant industry and management expertise.

Chief Executive Officer, President, and Director

Allen T. McInnes, Ph.D., 75
Director of the Company since 1993; Chairman of the Board from July 1993 to March 2004 and Presiding Director of the Board since March 2004; Secretary of the Company from November 1997 to March 2004; Chief Executive Officer of the Company from August 1993 to March 1996; Director of Tetra Technologies, a chemical manufacturer, from 1993 to 2012; President and Chief Executive Officer of Tetra Technologies, Inc. from April 1996 to January 2000; Chairman of the Board, President, and Treasurer of Chase Packaging Corporation, a development stage company, since 1997; and Dean of the Rawls College of Business at Texas Tech University from September 2001 to September 2012. Dr. McInnes was selected to serve as a director of the Company due to his extensive background as an experienced leader of major organizations, his experience serving on the boards of other public companies, and his experience as chief executive officer of another public company. In addition, Dr. McInnes’ experience as Dean of the Business School at Texas Tech University provides the Board with a link to developments in business management practices. Dr. McInnes qualifies as an “audit committee financial expert” under the guidelines of the Securities and Exchange Commission.

Director

William J. Barrett, 73
Director of the Company since 1980; Secretary of the Company from 1986 to November 1997; President of W. J. Barrett Associates, Inc., an investment banking firm, since June 2009; President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009; previously Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Director, Executive Vice President, and Secretary of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Director of Babson Corporate Investors, a closed-end investment company, since July of 2006; Director of Babson Participation Investors, a closed-end investment company, since July of 2006; Director of Chase Packaging Corporation, a development stage company, since 2001. Mr. Barrett brings to the Board of Directors of the Company keen business and financial judgment and an extraordinary understanding of the Company’s business, history, and organization, as well as extensive leadership experience.

Director

Name, Age, and Business Experience	Positions with Company

Herbert M. Gardner, 73
Director of the Company since 1980; Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009; and previously Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002; Chairman of the Board of Supreme Industries, Inc. (“Supreme”), a manufacturer of specialized truck bodies and shuttle buses, since 1979; Chief Executive Officer of Supreme from 1979 to January 2011; President of Supreme from June 1992 to February 2006; Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company, since 2000; Director of Chase Packaging Corporation, a development stage company, since 2001; former Director of Nu-Horizons Electronics Corp., an electronics component distributor, from 1984 until January 2011; and former Director of MKTG, Inc., a marketing and sales promotion company, from 1997 until January 2010. Mr. Gardner was selected to serve as a director of the Company due to his extensive management experience, his deep understanding of the Company and its history and organization, his strong leadership skills, his outstanding business and financial judgment, and his experience as chief executive officer of another public company.

Director

Edward L. Flynn, 78
Director of the Company since 1999; Owner of Flynn Meyer Company, a management company for the restaurant industry, since 1976; Director and Treasurer of Citri-Lite Co., a soft drink company, since 1994; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2007; Director of Bioject Medical Technologies, Inc., a medical device company, since 2007; and Director of Chase Packaging Corporation, a development stage company, since 2007. Mr. Flynn is an experienced leader of large organizations and brings to the Board of Directors of the Company strong executive management skills and experience serving on the boards of other public companies.

Director

Stephanie P. Hurtt, 68
Director of the Company since 2007; Member of Finance Committee of McKee Botanical Garden since 2006; Member of Board of Directors and First Vice-President of McKee Botanical Garden since 2008; Member of Indian River Medical Center Foundation Advisory Board; former Treasurer of Navesink River Auxiliary for Riverview Hospital; former Assistant in the Development Office and Secretary to the Headmaster of The Rumson Country Day School; and recipient of B.S., Business Administration from Simmons College, Boston, MA. Ms. Hurtt was selected to serve as a director of the Company due to her experience serving on the boards of other organizations through which she has exhibited significant leadership experience.

Director

The Company’s Board of Directors recommends that you vote FOR all of the nominees listed above.

EXECUTIVE OFFICERS

Name, Age, and Business Experience	Positions with Company

Wayne A. Whitener, 61
Director of the Company since 1984; President of the Company since July 1986; Chief Executive Officer of the Company since 1999; Chief Operating Officer of the Company from July 1986 to December 1998; Vice President of the Company from 1983 to July 1986; Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 2008; and Director of Chase Packaging Corporation, a development stage company, since 2009.

Chief Executive Officer, President, and Director

Daniel G. Winn, 62
Executive Vice President of the Company since November 2009; Vice President of the Company from June 2004 to November 2009; Operations Manager of the Company from August 1997 to June 2004; Operations Supervisor of the Company from January 1990 to August 1997; and Operations Supervisor for Halliburton Geophysical from January 1988 to January 1990.

Executive Vice President

James K. Brata, 57
Secretary and Treasurer of the Company since March 2009; Chief Financial Officer of the Company since October 2008; Vice President of the Company since June 2008; Assistant Corporate Controller for Sport Supply Group from February 2007 to October 2007; President of South TX Outfitters from July 2002 to December 2006. Mr. Brata holds a B.S. degree in Accounting, a Master of Business Administration degree, and is a Certified Public Accountant.

Vice President, Chief Financial Officer, Secretary, and Treasurer

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to the Company to be the beneficial owner(s) as of the Record Date of more than five percent (5%) of the Common Stock.  Such tabulation also sets forth the number of shares of Common Stock beneficially owned as of the Record Date by each of the Company’s directors, nominees for director, named executive officers, and all directors and executive officers of the Company as a group.  Persons having direct beneficial ownership of Common Stock possess the sole voting and dispositive power in regard to such stock.  As of the Record Date there were 20,807,502 shares of Common Stock outstanding.

The following tabulation also includes Common Stock covered by vested options granted under the Company’s 2006 Stock Awards Plan, which options are collectively referred to as “Stock Options.”  The Stock Options have no voting or dividend rights.

Name & Address of Beneficial Owner	Title of Class	Amount & Nature of Beneficial Ownership		Approximate % of Class (1)

Wayne A. Whitener TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	20,950	(2)(6)	*

William J. Barrett P. O. Box 6199 Fair Haven, NJ 07704	Common	2,019,673	(2)(3)	9.68%

Herbert M. Gardner P. O. Box 463 Wading River, NY 11792	Common	802,870	(2)(4)	3.84%

Allen T. McInnes 4532 7th Street Lubbock, TX 79416	Common	1,062,621	(2)	5.09%

Edward L. Flynn 7511 Myrtle Avenue Glendale, NY 11385	Common	1,634,965	(2)(5)	7.83%

Stephanie P. Hurtt P. O. Box 643695 Vero Beach, FL 32964	Common	394,786	(2)	1.90%

Daniel G. Winn TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	77,847	(6)	*

James K. Brata TGC Industries, Inc. 101 E. Park Blvd., Ste 955 Plano, TX 75074	Common	43,479	(6)	*

Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	Common	1,472,138	(7)	7.08%

Name & Address of Beneficial Owner	Title of Class	Amount & Nature of Beneficial Ownership		Approximate % of Class (1)

Paradigm Capital Management, Inc. Nine Elk Street Albany, NY 12207	Common	1,960,966	(8)	9.42%

All directors and officers as a group of eight (8) persons	Common	6,057,191	(2)(3)(4)(5)(6)	28.58%

* Less than 1%

(1)                                 The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended.  In making these calculations, shares of Common Stock beneficially owned by a person as a result of the ownership of certain Stock Options were deemed to be currently outstanding solely with respect to the holders of such Stock Options.

(2)                                 Includes the number of shares of Common Stock underlying Stock Options set forth opposite the person’s name in the following table, which shares are deemed to be beneficially owned for purposes hereof as a result of the ownership of Stock Options.

Stock Options
Wayne A. Whitener	15,950
William J. Barrett	73,523
Herbert M. Gardner	73,523
Allen T. McInnes	73,523
Edward L. Flynn	73,523
Stephanie P. Hurtt	73,523
All directors and officers as a group	383,565

(3)                                 Includes 169,281 shares of Common Stock owned by William J. Barrett’s wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

(4)                                 Includes 76,622 shares of Common Stock owned by the Mary K. Gardner estate.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(5)                                 Includes 288,506 shares of Common Stock owned by Edward L. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.  Also includes 28,940 shares held by Flynn Meyer PSP&T #1.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(6)                                 Includes 5,000 shares of restricted stock for Mr. Whitener, and 8,750 shares of restricted stock for each of Messrs. Winn and Brata, one-half of which will vest on January 1, 2014 and the other half of which will vest on January 1, 2015, provided the recipient remains employed by the Company.  Messrs. Whitener, Winn and Brata have sole voting rights over all of their restricted stock shares but have disposition rights over only those restricted stock shares from which restrictions have been removed.

(7)                                 Royce & Associates, LLC (“Royce”) filed a Schedule 13G/A on January 22, 2013, reporting that Royce owns and has sole voting and dispositive power over 1,472,138 shares of Common Stock.  All information presented above relating to Royce is based solely on the Schedule 13G/A.

(8)                                 Paradigm Capital Management, Inc. (“Paradigm”) filed a Schedule 13G/A on February 12, 2013, reporting that Paradigm owns and has sole voting and dispositive power over 1,960,966 shares of Common Stock.  All information presented above relating to Paradigm is based solely on the Schedule 13G/A.

Depositories such as The Depository Trust Company (Cede & Company) as of the Record Date held, in the aggregate, more than 5% of the Common Stock.  The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof.  Except as noted in the table above, the Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company’s outstanding voting securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of Common Stock.  Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and 10% shareholders during the last fiscal year.

BOARD OF DIRECTORS

Board Leadership Structure

The Company has in place a cost-effective, yet constructive and efficient, leadership structure.  The Board of Directors has not appointed a Chairman of the Board, but has designated Dr. McInnes as the Company’s presiding, or lead, independent director, who works with our President and Chief Executive Officer to manage our business operations.  We believe that this leadership structure has been effective and fits our history, culture, size, and operating characteristics and is therefore in the long-range best interests of our shareholders.

Further, we have concluded that four independent directors, representing a majority of our Board of Directors, is appropriate given the size of our business and enables the Company to obtain the benefits of diverse expertise, skill sets, and backgrounds for proper governance of the Company.  In addition, to being cost effective, the Company has only four committees, one of which is an Audit Committee comprised solely of independent directors.  Our Audit Committee Charter is available at www.tgcseismic.com.  Matters relating to other governance issues including, but not limited to, nominating directors, are managed by the Board of Directors.  This structure enables effective communication among the directors by utilizing their participation in all of the critical areas of governance, including risk oversight and interaction with management.

The Audit Committee has the responsibility to oversee the Company’s guidelines to govern the process by which risk assessment and risk management are undertaken by management.

Our Board of Directors and principal executive officers have significant ownership of the equity securities of the Company.  As a result, the Board of Directors believes that management focuses on both the short-term and long-term objectives of the Company with neither being disadvantaged by the other. Management bonuses each year are tied to the profitability of the Company and also to the future values of the Company’s equity securities through ownership of Common Stock and Stock Options.  As a result, the Board of Directors has concluded that the incentive promoting structure of the Company does not promote risks that are inappropriate for the operation of the business.

The Board of Directors has assessed the composition of the Board and has concluded that the Board has the appropriate mix of business experience and skills to address effectively the Company’s business needs and challenges.  We believe that our Board of Directors has a wide range of diversity with regard to professional experience, skills, education, and other attributes that contribute to the Board’s ability to operate in the long-range best interests of the Company’s shareholders.

Independence

The Board of Directors has determined that the following four directors have no material relationship with the Company that would interfere with the exercise of independent judgment and are “independent directors” as that term is defined in NASDAQ’s listing standards:  Allen T. McInnes, Herbert M. Gardner, Edward L. Flynn, and Stephanie P. Hurtt.

Committees and Meetings of the Board of Directors

The Company’s Executive Committee is comprised of Dr. McInnes and Messrs. Barrett and Gardner.  The Executive Committee, which met one time in 2012, is charged by the Company’s bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

The Company’s Compensation Committee is comprised of Dr. McInnes, Mr. Flynn, and Ms. Hurtt.  The Compensation Committee met one time in 2012.  The Compensation Committee is responsible for the oversight of the Company’s executive compensation and benefit policies to ensure that they are fair, reasonable, and competitive.  The Compensation Committee does not rely on a Compensation Committee Charter.

The Company’s Audit Committee is comprised of Dr. McInnes, Mr. Gardner, Mr. Flynn, and Ms. Hurtt.  The Audit Committee conducted four meetings in 2012.  The purpose and functions of the Audit Committee are to: appoint or terminate the independent auditors; evaluate and determine compensation of the independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Company’s Stock Awards Committee is comprised of Dr. McInnes, Mr. Flynn, and Ms. Hurtt.  The Stock Awards Committee did not meet during 2012, but unanimously consented to actions without meetings four times.  The Stock Awards Committee is responsible for awarding incentive stock options, nonqualified stock options, reload options, Common Stock, and restricted stock to key employees, directors, or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Company does not have a standing Nominating Committee, and nominations for directors are made by the Company’s independent directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be made effectively on a case-by-case basis by the independent directors.

In carrying out the functions of a Nominating Committee, the independent directors do not rely on a Nominating Committee Charter.  The independent directors of the Company utilize the following criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include:

•                  personal characteristics, including such matters as integrity, age, education, diversity of background and experience, and absence of potential conflicts of interest with the Company or its operations;

•                  the availability and willingness to devote sufficient time to the duties of a director of the Company;

•                  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•                  experience in the Company’s industry and with relevant social policy concerns;

•                  experience as a board member of another publicly held company;

•                  academic expertise in an area of the Company’s operations; and

•                  practical and mature business judgment.

The criteria are not exhaustive, and the independent directors and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The independent directors’ goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the independent directors have not set any minimum qualifications and also consider candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and that the overall composition of the Board meets all applicable independence requirements, the independent directors do not require individual directors to possess any specific skills, although the independent directors do consider the criteria set forth above in considering nominations to the Board of Directors.  Instead, the independent directors evaluate potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

Acting in the capacity of a Nominating Committee, the independent directors have not adopted any policy with regard to the consideration of director candidates recommended by security holders for the reason that such a policy is deemed unnecessary since at no time in the history of the Company has any such recommendation ever been received from any of the Company’s security holders.

During the fiscal year ended December 31, 2012, the Board of Directors held six special meetings in addition to its regular meeting.  All of the directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve during 2012.

The Company encourages all directors to attend its Annual Meeting of Shareholders.  All of the directors attended the 2012 Annual Meeting of Shareholders.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s executive officers and directors, including the Company’s principal executive officer and principal financial and accounting officer.  A copy of the Code of Ethics may be obtained without charge by written request to the Company as follows:  TGC Industries, Inc., 101 Park Blvd., Suite 955, Plano, Texas 75074, Attn: James K. Brata, Secretary.

Shareholder Communications

The Company has established a process for shareholders to send their communications to the Board of Directors. Any shareholder who desires to contact an individual director, the entire Board of Directors, or a committee of the Board of Directors may mail a written communication to the Secretary, TGC Industries, Inc., 101 E. Park Blvd., Suite 955, Plano, Texas 75074.  The Secretary will submit all shareholder communications to the appropriate directors, unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution, or a communication of a similar nature. A shareholder communication relating to the Company’s accounting, internal accounting controls, or auditing will be referred to the members of the Audit Committee.

The Secretary will send a written acknowledgment to a shareholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this Proxy Statement unless such shareholder communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution, or a communication of a similar nature. A shareholder wishing to contact the directors may do so anonymously; however, shareholders are encouraged to provide the name in which the Company’s shares of stock are held and the number of such shares held.

The following communications to the directors will not be considered a shareholder communication: (i) communication from a Company officer or director; (ii) communication from a Company employee or agent, unless submitted solely in such employee’s or agent’s capacity as a shareholder; and (iii) any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Compensation Committee Interlocks and Insider Participation

From October 16, 2007 to March 5, 2012, the members of the Compensation Committee were Dr. McInnes, Mr. Gardner, Mr. Flynn, and Ms. Hurtt.  On March 5, 2012, Mr. Gardner stepped down from the Compensation Committee.  Messrs. Gardner and Whitener also serve as directors of Supreme Industries, Inc. (“Supreme”).  Dr. McInnes and Messrs. Barrett, Gardner, Flynn, and Whitener also serve as directors of Chase Packaging Corporation (“Chase”).  Mr. Barrett serves as Executive Vice President (Long Range and Strategic Planning), Assistant Treasurer and Secretary of Supreme.  Dr. McInnes serves as President and Treasurer of Chase, Mr. Gardner serves as Vice President of Chase, and Mr. Barrett serves as Secretary of Chase.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The Audit Committee Charter is available at www.tgcseismic.com.

The members of the Audit Committee are independent as defined in NASDAQ’s listing standards (which is the national securities exchange definition of “independent” the Audit Committee has chosen to use as required under Securities and Exchange Commission rules).  All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Dr. McInnes qualifies as an “Audit Committee Financial Expert” as defined by applicable Securities and Exchange Commission rules, and his experience and background are described above under the heading “Proposal No. 1, Election of Directors.”  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors. The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2012 Annual Report to Shareholders. Management has confirmed to us that such financial statements:  (i) have been prepared with integrity and objectivity and are the responsibility of management; and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Lane Gorman Trubitt, PLLC, the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  SAS No. 61 requires the Company’s independent accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to:  (i) their responsibility under auditing standards of the PCAOB (United States); (ii) significant accounting policies; (iii) management judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit.

We have received from Lane Gorman Trubitt, PLLC a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationships between Lane Gorman Trubitt, PLLC and the Company that in its professional judgment may reasonably be thought to bear on its independence.  Lane Gorman Trubitt, PLLC has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2012 Annual Report to Shareholders, we recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent accountants. In giving our recommendation to the Board of Directors, we have relied on:  (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (ii) the report of the Company’s independent accountants with respect to such financial statements.

The Audit Committee:
Allen T. McInnes, Chairman
Herbert M. Gardner
Edward L Flynn
Stephanie P. Hurtt

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by the Company’s Independent Registered Public Accounting Firm, Lane Gorman Trubitt, PLLC (the “Independent Auditor”), for professional services rendered for the audits of our annual financial statements and audit-related fees, tax fees, and all other fees for the fiscal years ended December 31 of 2012 and 2011, as compiled on an invoice-date basis:

	2012	2011

Audit fees (1)	$172,456	$158,033
Audit-related fees (2)	11,175	10,850
Tax fees (3)	77,815	64,055
Other fees (4)	—	34,830
Total fees	$261,446	$267,768

(1)                 Audit fees for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2012 and 2011, and the reviews of the financial statements included in the Company’s quarterly reports.

(2)                 Audit-related fees are fees for benefit plan audits and various other assurance services.

(3)                 Tax fees consist of fees for professional services rendered to the Company for tax compliance.

(4)                 Other fees consist of fees for professional services rendered for the Company’s entry into and subsequent termination of a material definitive agreement.

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the Independent Auditor engaged to conduct the annual audit of the Company’s financial statements.  In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the Independent Auditor, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management.  The Audit Committee pre-approved fees for all audit and non-audit services provided by the Independent Auditor during the fiscal years ended December 31, 2012 and 2011.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s Independent Auditor during the year ended December 31, 2012, were compatible with maintaining the independence of such accountants.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation

From October 16, 2007 to March 5, 2012, the members of the Compensation Committee were Dr. McInnes, Mr. Gardner, Mr. Flynn, and Ms. Hurtt.  On March 5, 2012, Mr. Gardner stepped down from the Compensation Committee.  The responsibilities of the Compensation Committee include establishing and implementing the Company’s overall executive compensation philosophy.  Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer, Executive Vice President, and Vice President, Chief Financial Officer, Secretary, and Treasurer during 2012, included in the Summary Compensation Table, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The primary objectives of our compensation policy are to build shareholder value and recognize the contributions each executive makes to the Company’s success.  In setting compensation levels, the Compensation Committee has established the following compensation philosophy and objectives for the Company’s executive officers:

•                  Align the interests of executives, including the Company’s executive officers, with those of the shareholders. The Compensation Committee believes it is appropriate to tie a portion of executive compensation to the value of the Common Stock in order to more closely align the interests of executive officers with the interests of the shareholders. The Compensation Committee also believes that executives should have a meaningful ownership interest in the Company and has established and regularly reviews executive stock ownership.

•                  Have a significant portion of pay that is performance-based. The Company expects superior performance. The Company’s executive compensation programs are designed to reward executives based on performance.  The Compensation Committee believes that compensation paid to executives should closely align their performance with the performance of the Company on both a short-term and long-term basis.

•                  Provide competitive compensation. The Company’s executive compensation programs are designed to attract, retain, and motivate highly qualified executives critical to achieving the Company’s strategic objectives and building shareholder value.

The Compensation Committee reviews the Company’s compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the Company’s strategic goals, or other relevant factors. The Company’s Chief Executive Officer, who is also a member of the Board, does not serve as a member of the Compensation Committee, but does participate in setting executive compensation other than his own.  The Compensation Committee reviews the individual performance of each executive officer and the financial performance of the Company.  The Compensation Committee also takes into account salary levels, bonus plans, stock incentive plans, and other compensation packages made available to executive officers of companies of similar size and nature.

The Compensation Committee uses a variety of compensation elements to reach its compensation objectives, including current salary, bonus opportunity, and long term equity-based incentives, all of which are discussed in detail below.  Specifically, the Compensation Committee believes that executive compensation should include the following three components:

•                  Annual Base Salary.  The Company’s objectives are to target annual base salary that is competitive, when taken in conjunction with the other compensatory elements, to attract and retain executives.  Based upon the Compensation Committee’s general knowledge of base salary ranges in our industry, we believe our base salaries are competitive.

•                  Annual Cash Bonus Opportunity.  The Company uses annual cash bonuses to reward executives for the roles they play in the achievement of annual Company profitability.

•                  Long-Term Equity-Based Incentives.  The Company utilizes stock-related plans including options and stock grants as long-term equity-based incentives to foster a long-term view of what is in the best interests of the Company and its shareholders by better aligning the interests of the executives with those of the shareholders.

The Compensation Committee reviews and approves, on an annual basis, annual compensation for executive officers, which compensation consists of base salary and bonus (discussed below).  The Compensation Committee may request additional information and analysis and ultimately determines in its discretion whether to approve any recommended changes in compensation.

Annual Base Salary

The Company pays its executive officers a base salary to remain competitive in the market.  The base salaries are less performance-based than the annual cash bonuses and long-term equity-based incentives.  During 2012, the base salaries of Messrs. Whitener, Winn and Brata were increased to make them competitive in the market.

Annual Cash Bonus Opportunity

In order to provide incentives for future annual performance, the Company believes that a meaningful portion of certain executive officers’ and other key employees’ compensation should be in the form of a cash incentive bonus.  Cash incentive bonus payments are discretionary and are based primarily on the executive officer’s contribution to the Company’s profitability over the applicable performance measurement periods. The Company believes that profitability is the most useful measure of management’s effectiveness in creating value for the shareholders of the Company. The Company’s policy is to set aside in a bonus pool a portion of its pre-tax profit as determined by the Company’s Chief Executive Officer and approved by the Board.  No specific formula is used in making such bonus determinations to the individuals eligible to participate in the bonus pool, but senior management recommends to the Compensation Committee the allocation of the bonus pool based on each employee’s contribution to the Company’s profitability during the year.  In measuring each employee’s contribution to the Company’s profitability, the Compensation Committee relies on personal qualitative factors (such as effective leadership and communication) rather than quantitative performance goals of the Company (such as specific revenue or earnings targets).

Messrs. Whitener, Winn, and Brata are the three named executive officers who were eligible for annual cash bonuses under the Company’s bonus plan in 2012.  In December of 2012, Mr. Whitener was paid a cash bonus of $250,000, and Messrs. Winn and Brata were paid cash bonuses of $100,000 each.  These bonuses were paid out of the bonus pool based on the Company’s 2012 performance.  The bonus received by Mr. Whitener is determined by the Board of Directors (other than Mr. Whitener) based upon the results of the Company’s operations for the preceding year.

Long-Term Equity-Based Incentives

The Company believes that the best way to align the interests of the executive officers and its shareholders is for such officers to own a meaningful amount of its Common Stock.  In order to reach this objective and to retain its executives, the Company grants equity-based awards to the executive officers under its 2006 Stock Awards Plan.  On August 7, 2012, the Company granted Mr. Whitener 30,000 shares of Restricted Common Stock, Mr. Winn 13,125 shares of Restricted Common Stock, and Mr. Brata 13,125 shares of Restricted Common Stock.  On January 1, 2013, 25,000 shares of Restricted Common Stock for Mr. Whitener vested, and 4,375 shares of Restricted Common Stock vested for each of Messrs. Winn and Brata.  On January 1, 2014 and 2015, one-half of the unvested Restricted Common Stock will vest (2,500 shares for Mr. Whitener and 4,375 shares for each of Messrs. Winn and Brata).  The equity-based awards were granted to the executive officers based upon the results of the Company’s operations for the preceding year.  On April 9, 2013, the Record Date, the Common Stock was quoted at a closing sale price of $9.41 per share.

Perquisites

The Company provides limited perquisites to executive officers, including the named executive officers, in order to facilitate the successful achievement of their and the Company’s performance.  These perquisites include car allowances and insurance premiums.  In addition, the Company’s President and Chief Executive Officer receives additional perquisites related to certain club memberships and tax preparation services.

Medical and Other Welfare Benefits

The Company’s executives, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, 401(k) plan matches, and any other employee benefit made available to employees.

Employment Agreement

The Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of the Company’s President and Chief Executive Officer to his assigned duties without distraction in potential circumstances arising from the possibility of a change in control of the Company.  Accordingly, on April 13, 2012, the Company entered into an employment agreement with Mr. Whitener that provides for the payment of certain compensation if Mr. Whitener’s employment with the Company is terminated under one of the circumstances described in the agreement in connection with cause, good reason, or a change in control of the Company.  See definitions of “cause,” “good reason” and “change in control” in the Executive Compensation section under “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Contract.”  The Company considers the compensation that would be payable under the agreement upon termination in such cases to be appropriate in light of the industry in which it is engaged and the uncertain length of time necessary to find new employment, including the assurance of severance and benefits for Mr. Whitener upon termination.  See “Executive Compensation — Potential Payments Upon Termination or Change in Control” for information about estimated payments and benefits that would be paid to Mr. Whitener in such event.  The level of payments and benefits provided under Mr. Whitener’s employment agreement are considered appropriate.  These benefits are recognized as part of the total compensation package and are reviewed periodically, but are not specifically considered by the Compensation Committee when making changes in base salary, annual incentive compensation, or long-term incentive compensation.  The Company does not have severance agreements with named executive officers other than in connection with Mr. Whitener’s employment agreement.

2006 Stock Awards Plan

Pursuant to the 2006 Stock Awards Plan, upon a “change in control,” the unvested stock options and restricted stock of all employees, including the executive officers, vest immediately.  See the definition of “change in control” set forth in “Executive Compensation—Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table—2006 Stock Awards Plan.”

The “change in control” provisions in the 2006 Stock Awards Plan help prevent employees from being distracted by rumored or actual changes in control. The “change in control” provisions provide:

•                  incentives for executive officers to remain with the Company despite the uncertainties of a potential or actual change in control transaction; and

•                  access to equity components after a change in control.

The 2006 Stock Awards Plan provides for the vesting of stock options and restricted stock for all employees upon a “change in control” for the following reasons:

•                  employees who remain after a change of control are treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a change in control; and

•                  since the Company would not exist in its present form after a change in control, executives should not have to have their return on such equity dependent upon the new company’s future success.

Role of Shareholder Say-on-Pay Votes

In June 2012, the Company held a shareholder advisory vote on the compensation of its named executive officers as described in the 2012 Proxy Statement, commonly referred to as a say-on-pay vote.  The shareholders approved the named executive officers’ compensation, with approximately 99% of the shares present in person or represented by proxy and entitled to vote at the annual meeting voting in favor of the 2012 say-on-pay resolution.  As the Company evaluated its compensation practices and talent needs throughout 2012, it was mindful of the overwhelming support shareholders expressed for its pay for performance compensation philosophy.  As a result, following its annual review of executive compensation, the Compensation Committee decided to maintain a consistent approach to executive compensation with an emphasis on long-term incentive compensation that rewards senior executives for delivering value for shareholders.  In addition, the Compensation Committee considered ways to strengthen the pay for performance culture at the Company.  In determining how often to hold a shareholder advisory vote on executive compensation, the Board of Directors took into account the strong preference for an annual vote.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with management of the Company.  Based on the review and discussions referred to in the preceding sentence, the Compensation Committee has recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in the Proxy Statement.

The Compensation Committee:
Allen T. McInnes, Chairman
Edward L Flynn
Stephanie P. Hurtt

Summary Compensation Table

The table below sets forth, on an accrual basis, all cash and cash equivalent remuneration paid by the Company during 2012, 2011, and 2010 to the Company’s Chief Executive Officer and the Company’s two most highly compensated executive officers who were serving as executive officers at the end of 2012, the “named executive officers.” The individuals listed below are the only executive officers employed by the Company during 2012.

Name and		Base		Stock	All Other
Principal		Salary	Bonus	Awards	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Wayne A. Whitener	2012	340,385	250,000	180,900	13,903	785,188
President and CEO	2011	300,000	200,000	150,000	12,191	662,191
	2010	250,000	250,000	—	15,747	515,747

Daniel G. Winn	2012	200,000	100,000	79,144	11,002	390,146
Executive Vice President	2011	200,000	50,000	50,000	10,852	310,852
	2010	154,476	31,000	—	9,470	194,946

James K. Brata	2012	191,298	100,000	79,144	7,604	378,046
CFO, Vice President, Secretary and Treasurer	2011	179,687	50,000	25,000	6,918	261,605
	2010	140,865	23,000	—	2,430	166,295

(1)           The amount shown in this column represents the aggregate grant date fair values of unrestricted stock awarded computed in accordance with FASB ASC Topic 718.

(2)           Includes (in addition to certain perquisites and personal benefits) the Company’s matching contribution to its Section 401(k) Retirement Plan.

(3)           Includes columns (c), (d), (e) and (f).

All Other Compensation

The following table describes each component of column (f) of the Summary Compensation Table.

		Car	Insurance	401(k)	Club	Tax
		Allowance	Premium	Match	Membership	Prep	Total
	Year	($)	($)	($)	($)	($)	($)

Wayne A. Whitener	2012	3,912	792	7,500	1,004	695	13,903
	2011	4,488	792	5,259	957	695	12,191
	2010	5,802	516	6,461	2,273	695	15,747

Daniel G. Winn	2012	4,079	792	6,122	—	—	11,002
	2011	4,316	792	5,744	—	—	10,852
	2010	3,926	792	4,752	—	—	9,470

James K. Brata	2012	1,324	516	5,764	—	—	7,604
	2011	1,143	516	5,259	—	—	6,918
	2010	1,214	516	700	—	—	2,430

Grants of Plan-Based Awards

The following table presents grants of equity awards during the fiscal year ended December 31, 2012:

		All Other
		Stock
		Awards:	Grant Date
		Number	Fair Value of
		of Shares	Stock
	Grant	of Stock	Awards	Total
	Date	(#)	($/Sh) (1)	($)

Wayne A. Whitener	08/07/2012	30,000	6.03	180,900
Daniel G. Winn	08/07/2012	13,125	6.03	79,144
James K. Brata	08/07/2012	13,125	6.03	79,144

(1)         The grant date fair value of stock awards is based on the mean of the opening and closing share price on date of grant.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Contract

On April 13, 2012, the Company entered into an Amended and Restated Employment Contract (the “Restated Employment Contract”) with Mr. Whitener.  The term of the Restated Employment Contract is effective from March 1, 2012 to February 28, 2015, with the option to renew for successive one-year terms.  Under the Restated Employment Contract, Mr. Whitener will receive: (1) a minimum base salary of $350,000 per year; and (2) an annual performance bonus of up to 100% of his annual base salary then in effect if approved by the Board of Directors.  Pursuant to the Restated Employment Contract, upon termination of Mr. Whitener by the Company other than for “cause,” or if Mr. Whitener terminates the Restated Employment Contract for “good reason,” Mr. Whitener will receive the remaining portion of his base salary through February 28, 2015, plus his proportionate share of the performance bonus.  In addition, Mr. Whitener will receive payments related to his Company automobile and key employee deferred compensation benefits.  Pursuant to the Restated Employment Contract, if Mr. Whitener is terminated by the Company for “cause,” or if he terminates his employment for other than “good reason,” Mr. Whitener will not receive any future payments under the Restated Employment Contract other than any amounts accrued to him as of the date of termination.  In the event of a “change in control” of the Company that results in the termination of Mr. Whitener’s employment by the Company without “cause” or by Mr. Whitener for “good reason,” Mr. Whitener will receive a lump sum payment equal to 2.99 times his then present annual base salary.

The Restated Employment Contract contains a confidentiality provision that is effective during and after Mr. Whitener’s employment with the Company and a non-competition provision that is effective for a minimum of one year after the termination of his employment for any reason (including termination resulting from a “change in control” of the Company).

“Cause” is generally defined as Mr. Whitener’s (i) absence from the Company’s offices for any successive period of 61 business days or for a total of 90 business days in any one of the Company’s fiscal years, (ii) commission of an act of gross negligence in the performance of his duties or obligations under the Restated Employment Contract, (iii) commission of any act of fraud, malfeasance, disloyalty, or breach of trust against the Company, or failure to observe any covenant in the Restated Employment Contract, (iv) refusal, or substantial inability, to perform the duties assigned to him pursuant to the Restated Employment Contract, (v) death or affirmative indication in writing that he no longer intends to abide by the terms of the Restated Employment Contract, or (vi) acts of moral turpitude or dishonesty in the Company’s affairs, gross insubordination or the equivalent, or violation or failure to comply with any of the material provisions of the Restated Employment Contract.

“Good reason” is generally defined as (i) the Company’s material breach of the Restated Employment Contract, (ii) the Company’s assignment to Mr. Whitener of any duties materially inconsistent with his position, authority, duties, or responsibilities contemplated in the Restated Employment Contract, or (iii) a “change in control” in which Mr. Whitener elects not to remain with the Company.

“Change in control” is generally defined as a change in the ownership of the Company or a change in the ownership of a substantial portion of the Company’s assets.

2006 Stock Awards Plan

The 2006 Stock Awards Plan originally became effective on March 30, 2006 and was amended effective April 12, 2010.  The 2006 Stock Awards Plan provides for the granting of stock options, Common Stock, and restricted stock, and authorizes the issuance of 3,000,000 shares of Common Stock.  A maximum of 80,000 shares may be granted in any one year in the form of any award to any one participant, of which a maximum of (i) 50,000 shares may be granted to a participant in the form of stock options and (ii) 30,000 shares may be granted to a participant in the form of restricted stock.  Employees (including any employee who is also a director or an officer), consultants, and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2006 Stock Awards Plan.

Under the 2006 Stock Awards Plan, all awards vest upon a change in control.  “Change in control” means any of the following, except as otherwise provided herein:  (i) any consolidation, merger, or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a consolidation, merger, or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange, or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) at the date of the 2006 Stock Awards Plan were directors or (y) become directors after the date of the 2006 Stock Awards Plan and whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of the 2006 Stock Awards Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 50% or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 50% of the voting power of the Company’s outstanding voting securities on the date of the 2006 Stock Awards Plan; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a change in control under the 2006 Stock Awards Plan if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a subsidiary of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

Under the 2006 Stock Awards Plan, upon a participant’s death or total and permanent disability, the portion of the participant’s awards that would have vested had the participant remained employed through the vesting date immediately following the date of such death or total and permanent disability shall be immediately vested.  “Total and permanent disability” means a participant is qualified for long-term disability benefits under the Company’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the participant is not eligible to participate in such plan or policy, that the participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the committee of the Board of Directors administering the 2006 Stock Awards Plan, based upon medical reports or other evidence satisfactory to the committee.

General

Base salary paid and the amount of cash bonuses paid for 2012 represented from 75.2% to 77.1% of the named executive officers’ total compensation as presented in the Summary Compensation Table with the percentages being as follows:  Mr. Whitener — 75.2%; Mr. Winn — 76.9%; and Mr. Brata — 77.1%.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about the holdings of Stock Options and restricted stock by the named executive officers at December 31, 2012.

Option Awards					Stock Awards
					Equity		Equity
					Incentive		Incentive
					Plan		Plan
					Awards:		Awards:
					Number of		Market
	Number of	Number of			Unearned		Payout Value
	Securities	Securities			Shares or		of Unearned
	Underlying	Underlying			Other		Shares or
	Unexercised	Unexercised	Option	Option	Rights		Other Rights
	Options	Options	Exercise	Expiration	That Have		That Have
	(#)	(#)	Price	Date	Not Vested		Not Vested
Name	Exercisable	Unexercisable	($)	-	(#)		($)

Wayne A. Whitener	15,950	—	9.87	10/23/2013	30,000	(1)	245,700
					—		—
	—	—	—	—	—		—

Daniel G. Winn	34,729	—	2.91	10/23/2013	13,125	(2)	107,494
					—		—
	—	—	—	—	—		—

James K. Brata	34,729		2.91	10/23/2013	13,125	(2)	107,494
	—	—	—	—

(1)         On January 1, 2013, 25,000 shares of Restricted Common Stock for Mr. Whitener vested.  On each of January 1, 2014 and 2015, one-half of the unvested Restricted Common Stock, or 2,500 shares, will vest for Mr. Whitener.

(2)         On January 1, 2013, 4,375 shares of Restricted Common Stock vested for each of Messrs. Winn and Brata.  On each of January 1, 2014 and 2015, one-half of the unvested Restricted Common Stock, or 4,375 shares, will vest for each of Messrs. Winn and Brata.

Options Exercised and Stock Vested

The following table sets forth certain information regarding the year-end value of options held by the Company’s named executive officers during the fiscal year ended December 31, 2012. There were no shares acquired on vesting in 2012.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Wayne A. Whitener	55,125	168,500
Daniel G. Winn	—	—
James K. Brata	—	—

Potential Payments Upon Termination or Change in Control

The Company entered into the Restated Employment Contract with Mr. Whitener on April 13, 2012.  Pursuant to the terms of the Restated Employment Contract, the Company may be required to make certain payments to Mr. Whitener upon the occurrence of certain events resulting in Mr. Whitener’s termination. For a detailed description of the events that may trigger such payments, see “Executive Compensation—Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Contract.”

The 2006 Stock Awards Plan provides for vesting of a participant’s awards upon a change in control, the participant’s death or the participant’s total and permanent disability.  If any of such events had occurred as of December 31, 2012, each of Messrs. Winn and Brata would have received $107,494 in market value of equity securities.

The Restated Employment Contract contains a confidentiality provision that is effective during and after Mr. Whitener’s employment with the Company and a non-competition provision that is effective for a minimum of one year after the termination of his employment for any reason (including termination resulting from a “change in control” of the Company).

Pursuant to the Restated Employment Contract, upon termination of Mr. Whitener by the Company other than for “cause,” or if Mr. Whitener terminates the Restated Employment Contract for “good reason,” Mr. Whitener will receive the remaining portion of his base salary through February 28, 2015, plus his proportionate share of the performance bonus.  In addition, Mr. Whitener will receive payments related to his Company automobile and key employee deferred compensation benefits.  Pursuant to the Restated Employment Contract, if Mr. Whitener is terminated by the Company for “cause,” or if he terminates his employment for other than “good reason,” Mr. Whitener will not receive any future payments under the Restated Employment Contract other than any amounts accrued to him as of the date of termination.  In the event of a “change in control” of the Company that results in the termination of Mr. Whitener’s employment by the Company without “cause” or by Mr. Whitener for “good reason” within 90 days of the change in control, Mr. Whitener will receive a lump sum payment equal to 2.99 times his then present annual base salary.

See the definitions of “cause,” “good reason” and “change in control” set forth in “Executive Compensation—Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Contract.”

Pursuant to the 2006 Stock Awards Plan, upon a change in control, all unvested awards shall vest. See the definition of “change in control” set forth in “Executive Compensation—Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table—2006 Stock Awards Plan.”

To describe the payments and benefits that are triggered for each event of termination, we have created the following table estimating the payments and benefits that would be paid to Mr. Whitener under each element of our compensation program assuming that Mr. Whitener’s Restated Employment Contract terminated and/or there was a change in control on December 31, 2012, the last day of our 2012 fiscal year. In all cases, the amounts were valued as of December 31, 2012, based upon, where applicable, an estimated fair value of our Common Stock of $8.19 per share. The amounts in the following table are calculated as of December 31, 2012 pursuant to Securities and Exchange Commission rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Wayne A. Whitener Executive Benefits and Payments Upon Termination	Termination Without Cause/With Good Reason		CIC Termination		CIC Without Termination	Disability	Death
Compensation:
Base Salary	$350,000		$1,046,500		$350,000	$—	$—
Performance Bonus	—		250,000	(2)	—	—	—
Vesting Equity	—		245,700		—	245,700	245,700
Benefits and Perquisites:
Company Automobile	4,604	(1)	—		—	—	—
Total	$354,604		$1,542,200		$350,000	$245,700	$245,700

(1)                                This automobile is leased by the Company and made available to Mr. Whitener.  In the event of the termination of Mr. Whitener’s employment for any reason other than for cause, Mr. Whitener will be able to receive an assignment of the lease by paying $10 cash.  The above number represents the excess of the current fair market value of this vehicle over the liability under the lease (less the $10 payment).

(2)                                 Any year-end bonus to Mr. Whitener is determined at the discretion of the Company’s Board of Directors.

DIRECTOR COMPENSATION

For services performed in 2012, each outside director received fees of $55,000, consisting of $22,000 representing quarterly cash payments of $5,500, and Stock Options with a value of $39,000.  In addition, each outside director received $1,650 for each Board meeting attended and $825 for each committee meeting attended, respectively.  The Chairman of the Audit Committee received an additional $11,000.  Directors who are employees of the Company do not receive directors’ fees.

The following table provides information about the compensation earned by the outside members of the Board during fiscal year 2012.

Name (a)	Fees Earned or Paid In Cash ($)(1) (b)	Option Awards ($)(1) (d)	Total ($) (h)

William J. Barrett	31,900	39,000	70,900
Edward L. Flynn	35,200	39,000	74,200
Herbert M. Gardner	32,725	39,000	71,725
Stephanie P. Hurtt	35,200	39,000	74,200
Allen T. McInnes	46,200	39,000	85,200

(1)          The amounts shown in this column represent the aggregate grant date fair values of Stock Options granted in 2012 computed in accordance with FASB ASC Topic 718.  The amounts are calculated based on the number of Stock Options awarded multiplied by the calculated value of $2.08 per share as determined using a Binomial Lattice option pricing model.  The assumptions made in the valuation of the share-based payments are contained in Note B of Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2012.

(2)          As of December 31, 2012, the directors had Stock Options exercisable into the following numbers of shares of Common Stock:  Dr. McInnes — 73,523 shares; Mr. Barrett — 73,523 shares; Mr. Flynn — 73,523 shares; Mr. Gardner — 73,523 shares and Ms. Hurtt — 73,523 shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND

CERTAIN CONTROL PERSONS

On January 18, 2008 and on June 5, 2012, the Company borrowed $2,602,075 and $7,500,000, respectively, from Rumson-Fair Haven Bank & Trust (the “Bank”).  Mr. Gardner, who serves as director of the Company, also serves as director of the Bank.  In addition, Mr. Barrett owns approximately 12% of the equity of the Bank, and Mr. Gardner owns approximately 1.5% - 2% of the equity of the Bank.  The 2008 loan had an interest rate of 6.35% and was paid off on February 1, 2013.  During 2012, the Company paid $23,351 in interest and $578,686 in principal on the 2008 loan, and $164,078 in interest and $1,176,546 in principal on the 2012 loan which bears interest at 4.90%.  The Board believes that the terms of the loan are the same as would have resulted from arms-length negotiations with an unrelated third party.

It is the Company’s policy that the Audit Committee approve or ratify transactions involving directors, executive officers, or principal shareholders, or members of their immediate families or entities controlled by any of them, or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under Securities and Exchange Commission disclosure rules.  Management advises the Audit Committee on a regular basis and seeks their approval of any such transaction that is proposed to be entered into or continued.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding securities authorized for issuance under our 2006 Stock Awards Plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	705,159	$4.16	1,731,720

Equity compensation plans not approved by security holders	—	—	—

Total	705,159	$4.16	1,731,720

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION

The Company seeks a non-binding advisory vote from its shareholders regarding the compensation of its named executive officers as described in this Proxy Statement.  Shareholders are urged to read the Executive Compensation section of this Proxy Statement which discusses our compensation policies and procedures with respect to our named executive officers.

This proposal provides shareholders the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of this proposal.

The Company’s Board of Directors recommends that you vote FOR Proposal No. 2.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF TGC COMMON STOCK TO 35,000,000 AND MAKE OTHER AMENDMENTS TO CONFORM WITH THE REQUIREMENTS OF THE TEXAS BUSINESS ORGANIZATIONS CODE

Background

Our restated articles of incorporation currently authorize TGC to issue a total of 25,000,000 shares of Common Stock.  On April 18, 2013, our Board approved an amendment to the restated articles of incorporation to authorize an additional 10,000,000 shares of Common Stock and make other amendments to conform with the requirements of the Texas Business Organizations Code, subject to shareholder approval.

Our Board has unanimously determined that these amendments are advisable and in the best interests of the Company and its shareholders and has submitted these amendments to be voted on by our shareholders at the annual meeting.

Proposed Amendment

Our Board is proposing to amend the restated articles of incorporation to increase the authorized shares of TGC Common Stock from 25,000,000 shares to 35,000,000 shares and make other amendments to conform with the requirements of the Texas Business Organizations Code, as more fully described below.  Other than the proposed increase in the number of authorized shares of Common Stock, these amendments are not intended to modify the rights of existing shareholders in any material respect.

Under Texas law, we are only permitted to issue shares of our capital stock to the extent such shares have been authorized for issuance under the articles of incorporation.  The restated articles of incorporation currently authorize the issuance of up to 25,000,000 shares of Common Stock.

As of the Record Date, we had 20,807,502 shares of Common Stock outstanding.  If our shareholders approve these amendments, we will file such amendments with the Texas Secretary of State promptly after the annual meeting.  If these amendments are not approved by our shareholders, the restated articles of incorporation regarding the numbers of authorized shares will not be amended in this respect, and our authorized Common Stock will remain the same.

Assuming this Proposal No. 3 is duly adopted at the annual meeting, the proposed amendment to our restated articles of incorporation regarding the numbers of authorized shares will be as follows:

The entire paragraph of “Article 4.a. — Shares” in the restated articles of incorporation would be deleted in its entirety and would be replaced with the following:

“a.           Common Stock.  The aggregate number of shares of Common Stock which the Corporation may issue is 35,000,000 shares, each having a par value of $.01.  The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect.”

The terms of any additional shares of Common Stock would be identical to those of the currently outstanding shares of Common Stock.

Reasons for the Amendment

As of the Record Date, a total of 20,807,502 shares of the Company’s currently authorized 25,000,000 shares of Common Stock were issued and outstanding and approximately 1,731,720 shares were reserved for issuance pursuant to our 2006 Stock Awards Plan, leaving approximately 2,362,962 shares of our Common Stock currently unreserved and available for future use.

Our Board believes it is desirable to increase the number of authorized shares of Common Stock in order to provide the Company with adequate flexibility in corporate planning and strategies.  The availability of additional authorized shares of Common Stock could be used for a number of purposes, including corporate financing, public or private offerings of Common Stock, future acquisitions, stock dividends, stock splits, strategic relationships with corporate partners, Stock Options, and other stock-based compensation.  The availability of additional authorized shares of Common Stock is particularly important in the event that our Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking shareholder approval in connection with the contemplated issuance of Common Stock.  Previously, we have pursued additional sales of shares of our Common Stock in order to obtain additional equity capital.  However, there are currently no plans, agreements, or understandings regarding the issuance of any of the additional shares of Common Stock that would be available only if this proposal is approved.  Further, our proposed increase in Common Stock is not in response to efforts by any party to acquire or gain control of the Company.  Such additional authorized shares may be issued for such purposes and for such consideration as our Board may determine without further shareholder approval, unless shareholder approval is required by applicable law or the rules of the NASDAQ or any stock exchange on which our securities may be listed.

Effects of the Authorization of Additional Common Stock on Holders of Common Stock

The increase in authorized shares of Common Stock will not have any immediate effect on the rights of our shareholders.  Although the additional authorized shares of Common Stock will not change the voting rights, dividend rights, liquidation rights, or any other shareholder rights, our Board will have the authority to issue additional shares of Common Stock without requiring future shareholder approval of such issuances, except as may be required by applicable law or the rules of the NASDAQ or any stock exchange on which our securities may be listed.  The issuance of additional shares of our Common Stock will decrease the relative percentage equity ownership of our shareholders, thereby diluting the voting power of their Common Stock, and, depending on the price at which the additional shares are issued, may also be dilutive to the earnings per share of the Common Stock.  The holders of our Common Stock have no preemptive rights, and our Board has no plans to grant such rights with respect to any such shares.  The authorization of additional shares of Common Stock could also have an anti-takeover effect in that additional shares could be issued in one or more transactions that could make a change in control or takeover of TGC more difficult or by the issuance of additional shares to certain persons allied with TGC’s management that could make it more difficult to remove such persons.

Anti-Takeover Effects of Existing Provisions in our Restated Articles of Incorporation and Bylaws

Some existing provisions of our restated articles of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in that shareholder’s best interests.  These provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock.

•                  Authorized but unissued shares.  The authorized but unissued shares of our Common Stock are available for future issuance without shareholder approval unless such approval is required by applicable law or listing rules of an applicable securities exchange.  The existence of authorized but unissued and unreserved Common Stock could render more difficult or discourage an attempt to obtain control of TGC by means of a proxy contest, tender offer, merger, or otherwise.

•                  Amendment to bylaws.  Our Board is authorized to make, alter, or repeal our bylaws without further shareholder approval.

•                  Advance notice of director nominations and matters to be acted upon at meetings.  Our bylaws contain advance notice requirements for nominations for directors to our Board and for proposing matters that can be acted upon by shareholders at shareholder meetings.

•                  Vacancies in the Board.  Any vacancy in our Board existing for any reason may be filled by the remaining directors.

•                  Special meetings of shareholders.  Our bylaws provide that special meetings of shareholders may be called only by our President.

•                  Supermajority Vote for Business Combinations.  Our restated articles of incorporation and bylaws provide that the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Company at a duly called meeting of the shareholders will be required for the approval or authorization of:  (1) any merger or consolidation of the Company with or into another corporation or entity; or (2) any sale of all or substantially all of the Company’s assets to another corporation or entity.

Texas Law

Finally, we are subject to the restrictions contained in Section 21.606 of the Texas Business Organizations Code, which we refer to as Section 21.606.  Section 21.606 provides that an issuing public corporation may not engage in certain specified business combinations with an affiliated shareholder, or any affiliate or associate of the affiliated shareholder, for a period of three years after the date on which the person became an affiliated shareholder unless the business combination was approved by the board of directors of the issuing public corporation prior to the date the person became an affiliated shareholder or the business combination is approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the issuing public corporation not beneficially owned by the affiliated shareholder at a meeting of shareholders held not less than six months after the person became an affiliated shareholder.  An “affiliated shareholder” is a person who beneficially owns 20% or more of the outstanding voting shares of the issuing public corporation or a person who beneficially owned 20% or more of the outstanding voting shares of the issuing public corporation within the previous three-year period.  Texas law defines the term “business combination” to encompass a wide variety of transactions with, or caused by, an affiliated shareholder including mergers, asset sales, and transactions in which the affiliated shareholder receives or could receive a benefit on other than a pro rata basis with other shareholders.  This provision of Texas law has an anti-takeover effect for transactions not approved in advance by the Board including discouraging takeover attempts that might result in a premium over the market price for shares of our Common Stock.  As a result, any person who owns 20% or more of our outstanding shares of Common Stock for less than three years could not pursue a takeover transaction that was not approved by the Board or the shareholders of the Company in the manner described above.

Amendments to Conform with the Requirements of the Texas Business Organizations Code

Effective January 1, 2010, the Texas Business Corporation Act (the “TBCA”) was replaced by the Texas Business Organizations Code (the “TBOC”).  The TBOC was promulgated to modernize and consolidate the existing law governing Texas business entities.  The TBOC took effect on January 1, 2006. However, Texas entities formed prior to January 1, 2006 were not subject to the TBOC until

January 1, 2010. After January 1, 2010, all entities formed in Texas, regardless of their date of formation, became governed by the TBOC.  The Company was incorporated in Texas in 1980, and thus did not become subject to the TBOC until January 1, 2010.  The TBOC provides that any Texas corporation formed prior to January 1, 2006 is not considered to have failed to comply with the TBOC if the corporation’s certificate of formation did not comply with the requirements of the TBOC as of January 1, 2010.  However, any such corporation must conform its certificate of formation to the TBOC when the corporation next files an amendment to its certificate of formation.  As a result of the proposal to amend the Company’s restated articles of incorporation to increase the authorized number of shares of TGC Common Stock from 25,000,000 to 35,000,000, the Company also proposes to make other amendments to conform with the requirements of the TBOC.

One of the most significant impacts of the TBOC was the standardization of the statutory terminology relating to Texas corporations and other business entities.  For example, the TBOC provides that the primary governing document for a corporation is referred to as a “certificate of formation,” whereas the charter of a corporation such as the Company was previously referred to as “articles of incorporation.”  As a result, the majority of the amendments made to the restated articles of incorporation relate to the new terminology created by the TBOC.

If the Company’s shareholders vote to approve the amendment to the Company’s restated articles of incorporation, the Company will have the authority to file the amended and restated certificate of formation with the Texas Secretary of State, and the amended and restated certificate of formation will become effective upon its filing.

If the Company’s shareholders vote to approve Proposal No. 3, the following amendments to the Company’s restated articles of incorporation will be made.

•                  Article 3 will be amended to specify that the Company is a for-profit corporation;

•                  Article 4 will be amended to increase the number of authorized shares of Common Stock which the Company may issue up to 35,000,000;

•                  Article 5 regarding commencement of business will be deleted pursuant to the terms of the TBOC;

•                  Article 8 will be amended to include the current directors of the Company; and

•                  Various articles will be amended to conform terms and references specified by the TBOC.

The full text of the amended and restated certificate of formation is set forth in Appendix A.

Required Vote

Approval of the amendment to our restated articles of incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 35,000,000 shares and to make other amendments to conform with the requirements of the Texas Business Organizations Code requires the affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of TGC Common Stock as of the Record Date.  As a result, abstentions will have the effect of a vote “AGAINST” this proposal.

The Company’s Board of Directors recommends that TGC’s shareholders vote FOR Proposal No. 3.

PROPOSAL NO. 4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Lane Gorman Trubitt, PLLC to serve as auditors of the Company.  If the shareholders do not ratify the appointment of Lane Gorman Trubitt PLLC, the Audit Committee will reconsider the appointment.  It is not expected that a representative of Lane Gorman Trubitt, PLLC will be present at the annual meeting.  Proposal No. 4 is for the ratification of the selection of Lane Gorman Trubitt, PLLC as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013.  The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of this proposal.

The Company’s Board of Directors recommends that you vote FOR Proposal No. 4.

OTHER MATTERS

The Company’s management knows of no other matters that may properly be, or which are likely to be, brought before the annual meeting.  However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company’s Annual Meeting of Shareholders in 2014 must be received by the Company at its principal executive offices in Plano, Texas on or before January 3, 2014, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

In order for a shareholder proposal made outside of Rule 14a-8 to be considered timely pursuant to the Company’s Amended and Restated Bylaws, such proposal must be received by the Company at its principal executive offices in Plano, Texas no earlier than February 2, 2014 and no later than March 4, 2014.

FINANCIAL STATEMENTS

Financial statements of the Company are contained in the Annual Report to Shareholders for the fiscal year ended December 31, 2012 enclosed herewith.

Appendix A

Amended and Restated

Certificate of Formation

OF

TGC INDUSTRIES, INC.

Pursuant to the provisions of Sections 3.057, 3.058, 3.059, and 3.060 of the Texas Business Organizations Code (the “TBOC”), TGC INDUSTRIES, INC., a Texas for-profit corporation (the “Corporation”), adopts on this        day of June, 2013, this Amended and Restated Certificate of Formation which completely supersedes and replaces the Restated Articles of Incorporation (with Amendment) filed with the Texas Secretary of State on June 20, 2003 (the “2003 Restated Articles”) that are now in effect, as further amended by this Amended and Restated Certificate of Formation, and does not contain any other change except for information omitted under Section 3.059(b) of the TBOC and as set forth in Sections 3, 4, 5 and 6 below.

Section 1

The name of the Corporation as currently shown in the records of the Texas Secretary of State is “TGC INDUSTRIES, INC.”  The type of filing entity of the Corporation is a Texas for-profit corporation.  The date of formation of the Corporation was March 28, 1980, and it has been assigned file number 51318400.

Section 2

The amendment hereafter described in Section 3 has been properly approved in the manner prescribed by Sections 21.053 through 21.055 of the TBOC and by its governing documents.

Section 3

Article 3 is amended in its entirety to read as follows:

3.                                      Purposes.  The Corporation is organized as a for-profit corporation under the Texas Business Organizations Code for the purpose of carrying out any lawful purpose or purposes.

Section 4

Article 4 is amended by amending Article 4.a. in its entirety to read as follows:

4.                                      Shares.  The Corporation may issue two classes of shares as follows:

a.  Common Stock.                                       The aggregate number of shares of Common Stock which the Corporation may issue is 35,000,000 shares, each having a par value of $.01.  The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect.

Section 5

Article 8 is amended in its entirety to read as follows:

8.                                      Directors.  The number of directors constituting the present board of directors is six (6), and the names and addresses of the persons who will serve as directors until the next annual meeting and until their successors have been duly elected and qualified are:

Name	Address

Wayne A. Whitener	101 E. Park Blvd., Ste 955
Plano, TX 75074

William J. Barrett	P. O. Box 6199
Fair Haven, NJ 07704

Herbert M. Gardner	P. O. Box 463
Wading River, NY 11792

Allen T. McInnes	4532 7th Street
Lubbock, TX 79416

Edward L. Flynn	7511 Myrtle Avenue
Glendale, NY 11385

Stephanie P. Hurtt	P. O. Box 643695
Vero Beach, FL 32964

Section 6

Various articles are amended to conform terms and references specified by the Texas Business Organizations Code.

Section 7

The text of the 2003 Restated Articles being restated and amended by this Amended and Restated Certificate of Formation are hereby completely superseded and replaced with the following:

1.                                      Name.  The name of the Corporation is TGC INDUSTRIES, INC.

2.                                      Duration. The period of its duration is perpetual.

3.                                      Purposes. The Corporation is organized as a for-profit corporation under the Texas Business Organizations Code for the purpose of carrying out any lawful purpose or purposes.

4.                                      Shares. The Corporation may issue two classes of shares as follows:

a.                                      Common Stock. The aggregate number of shares of Common Stock which the Corporation may issue is 35,000,000 shares, each having a par value of $.01. The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect.

b.                                      Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation may issue is 4,000,000, each having a par value of $1.00. The Preferred Stock authorized by this Amended and Restated Certificate of Formation may be issued from time to time in series. The shares of each series shall be subject not only to the provisions of this Article 4b which is applicable to all series of preferred shares, but also to the additional provisions with respect to such series as are fixed from time to time by the Board of Directors. All preferred shares of each series shall be identical and of equal rank, except as may be modified by the Board of Directors. Each share of each series shall be identical in all respects with the other shares of such series, except as to the date from which dividends thereon shall be cumulative in the event the Board designates any such series to be cumulative preferred. The Board of Directors is hereby authorized and required to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series not otherwise set forth in this Certificate, including, but not limited to:

(1)                                 Designation of Series-Number of Shares. The distinctive designation of each series and the number of shares constituting such series, which number may be increased (except where otherwise provided by the Board of Directors in its resolution creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

(2)                                 Dividend Rates and Rights.  The annual rate and frequency of payment of dividends payable on the shares of all series and the dividend rights applicable thereto, including, in the event of Cumulative Preferred Stock, the date from which dividends shall be cumulative on all shares of any series issued prior to the record date for the first dividend on shares of such series;

(3)                                 Redemption. The rights, if any, of the Corporation to redeem; the terms and conditions of redemption; and the redemption price or prices, if any, for the shares of each, any, or all series;

(4)                                 Sinking Fund.  The obligation, if any, of the Corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares;

(5)                                 Voluntary Liquidation Preferences.  The amount payable on shares of each series in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation;

(6)                                 Conversion Rights.  The rights, if any, of the holders of shares of each series to convert such shares into the Corporation’s Common Stock and the terms and conditions of such conversion; and

(7)                                 Voting Rights.  The voting rights, if any, of the holders of the shares of each series, and any other preferences, and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions thereof.

c.                                       Reverse Stock Split.  Effective as of 5:00 p.m. Central Standard Time, on November 6, 1998 (referred to herein as “Effective Time”), every three shares of the Common Stock, par value $.10,  issued and outstanding as of the Effective Time were automatically, and without action on the part of the stockholders, converted and combined into one validly issued, fully paid and non-assessable share of Common Stock, par value $.30, (the “Reverse Split”).  In the case of a holder of shares not evenly divisible by three, such holders received in lieu of any fraction of a share, an additional share of Common Stock.  As of the Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the Reverse Split were deemed to represent the number of new shares into which the old shares were convertible.

5.                                      No Pre-emptive Rights.  No shareholder or other person may have any pre-emptive rights.

6.                                      Special Provisions Permitted To Be Set Forth In Certificate Of Formation:

a.                                      Interested Directors, Officers, and Shareholders.

(1)                                 If paragraph (2) below is satisfied, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose.

(2)                                 Paragraph (1) above will apply only if:

(a)                                 The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee of the board, or the shareholders;

(b)                                 The material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(c)                                  The material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders.

(3)                                 For purposes of paragraphs (1) and (2) above, common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

b.                                      Indemnification.

(1)                                 The Corporation shall indemnify, to the extent provided in the following paragraphs, any person who is or was a director, officer, agent, or employee of the Corporation and any person who serves or served at the Corporation’s request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise. In the event the provisions of indemnification set forth below are more restrictive than the provisions of indemnification allowed by the Texas Business Organizations Code, then such persons named above shall be indemnified to the full extent permitted by the Texas Business Organizations Code as it may exist from time to time.

(2)                                 In case of a suit by or in the right of the Corporation against a person named in paragraph (1) above by reason of such person’s holding a position named in such paragraph (1) hereafter referred to as a derivative suit, the Corporation shall indemnify such person for reasonable expenses actually incurred by such person in connection with the defense or settlement of the suit, but only if such person satisfies the standard in paragraph (4) to follow.

(3)                                 In case of a threatened or pending suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a derivative suit, hereafter referred to as a non-derivative suit, against a person named in paragraph (1) above by reason of such person’s holding a position named in such paragraph (1), the Corporation shall indemnify such person if such person satisfies the standard contained in paragraph (4), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the non-derivative suit as expenses (including court costs and attorneys’ fees), amounts paid in settlement, judgments, and fines.

(4)                                 Whether in the nature of a derivative suit or non-derivative suit, a person named in Paragraph (1) above will be indemnified only if it is determined in accordance with paragraph (5) above that such person:

(a)                                 acted in good faith in the transaction which is the subject of the suit;

(b)                                 reasonably believed:

(i)                                     his conduct was in the best interests of the Corporation; and

(ii)                                  in all other cases, that his conduct was not opposed to the best interests of the Corporation; and

(c)                                  in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that this person failed to satisfy the standard contained in this paragraph.

(5)                                 A determination that the standard of paragraph (4) above has been satisfied must be made:

(a)                                 by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(b)                                 if such quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(c)                                  by special legal counsel selected by the board of directors or a committee of a board by vote as set forth in subparagraphs (a) and (b) above, or, if such quorum cannot be obtained and such committee cannot be established, by a majority vote of all directors; or

(d)                                 by the shareholders in a vote that excludes the vote of directors who are named defendants or respondents in the proceeding.

(6)                                 Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by subparagraph (5)(c) above for the selection of special legal counsel.

(7)                                 The Corporation may reimburse or pay in advance any reasonable expenses (including court costs and attorneys’ fees) which may become subject to indemnification under paragraphs (1) through (6) above, but only in accordance with the provisions as stated in paragraph (5) above, and only after the person to receive the payment (i) signs a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification under paragraph (4), and (ii) undertakes in writing to repay such advances unless it is ultimately determined that such person is entitled to indemnification by the Corporation. The written undertaking required by this paragraph must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

(8)                                 The indemnification provided by paragraphs (1) through (6) above will not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

(9)                                 The indemnification and advance payment provided by paragraphs (1) through (7) above will continue as to a person who has ceased to hold a position named in paragraph (1) above and will inure to such person’s heirs, executors, and administrators.

(10)                          The Corporation may purchase and maintain insurance on behalf of any person who holds or has held any position named in paragraph (1) above against any liability incurred by such person in any such position, or arising out of such person’s status as such, whether or not the Corporation would have power to indemnify such person against such liability under paragraphs (1) through (7) above.

(11)                          Indemnification payments and advance payments made under paragraphs (1) through (10) above are to be reported in writing to the shareholders of the Corporation in the next notice or waiver of notice of annual meeting, or within twelve months, whichever is sooner.

c.                                       Bylaws. The power to alter, amend, or repeal the Bylaws is hereby vested in the Board of Directors.

d.                                      Non-Cumulative Voting. Directors are to be elected by plurality vote. Cumulative voting is not permitted.

e.                                       Purchase Own Stock. The Corporation may, directly or indirectly, purchase its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

f.                                        Supermajority Vote for Business Combinations.

The affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Corporation at a duly called meeting of the stockholders shall be required for the approval or authorization of (1) any merger or consolidation of the Corporation with or into another corporation or entity, or (2) any sale of all or substantially all of the Corporation’s assets to another corporation or entity.

g.                                       Consideration of Fairness of Business Combinations.

The Board of Directors of the Corporation, when evaluating any offer of another party to (1) purchase or otherwise acquire all or substantially all of the properties or assets of the Corporation, (2) merge or consolidate the Corporation with or into another corporation or entity, or (3) make a tender or exchange offer for any equity security of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation: (a) the fairness of the price or financial terms of the proposal, (b) the relationship of the proposal to the value of the Corporation in a transaction of a similar type resulting from arm’s length negotiations; and (c) the social and economic effects of the proposed transaction on the employees, shareholders and other constituents of the Corporation and on the communities in which the Corporation operates or is located.

h.                                      Number and Classification of Directors.

The Board of Directors shall consist of not less than three (3) nor more than nine (9) directors. The number of Directors may be increased or decreased (within the limits stated above) by resolution of the Board of Directors, but no decrease may have the effect of shortening the term of any incumbent director. A director may be removed prior to the end of the term for which he is elected only for cause and by the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Corporation at a meeting of the stockholders duly called for the consideration of such removal. At any such time as the Board of Directors shall consist of nine (9) directors, the Board of Directors may by resolution classify the Board into three (3) classes, each class to consist of three (3) directors. The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

i.                                          Supermajority Vote for Amendment of this Article.

The provisions set forth in this Article 6 may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Corporation at a meeting of the stockholders duly called for the consideration of such amendment, alteration, change or repeal.

j.                                         Limitation of Liability.

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, to the extent permitted by the Texas Business Organizations Code.  Neither the amendment nor repeal of this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph, would accrue or arise, prior to such amendment or repeal.  If the Texas Business Organizations Code is hereinafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Organizations Code, as so amended from time to time.

7.                                      Registered Office and Agent. The street address of the Corporation’s present registered office and the name of its initial registered agent at such address are as follows:

CT Corporation System

350 N. St. Paul St., Ste. 2900

Dallas, Texas 75201-4234

8.                                      Directors.  The number of directors constituting the present board of directors is six (6), and the names and addresses of the persons who will serve as directors until the next annual meeting and until their successors have been duly elected and qualified are:

Name	Address

Wayne A. Whitener	101 E. Park Blvd., Ste 955
Plano, TX 75074

William J. Barrett	P. O. Box 6199
Fair Haven, NJ 07704

Herbert M. Gardner	P. O. Box 463
Wading River, NY 11792

Allen T. McInnes	4532 7th Street
Lubbock, TX 79416

Edward L. Flynn	7511 Myrtle Avenue
Glendale, NY 11385

Stephanie P. Hurtt	P. O. Box 643695
Vero Beach, FL 32964

[Signature Page to Follow]

This Amended and Restated Certificate of Formation becomes effective when filed with the Texas Secretary of State.

TGC INDUSTRIES, INC.

By:
Wayne A. Whitener, President

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 COMMON STOCK PROXY TGC INDUSTRIES, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, June 4, 2013 The undersigned hereby appoint(s) James K. Brata or Wayne A. Whitener, each with full power of substitution, as proxies, to vote all Common Stock in TGC Industries, Inc. which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of the Shareholders of the Company to be held on June 4, 2013, and any adjournments thereof. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NOS. 2, 3, AND 4. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF TGC INDUSTRIES, INC. June 4, 2013 COMMON STOCK PROXY NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.tgcseismic.com/proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF DIRECTORS OF THE COMPANY O Wayne A. Whitener O William J. Barrett O Herbert M. Gardner O Allen T. McInnes O Edward L. Flynn O Stephanie P. Hurtt 2. TO CAST AN ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. 3. TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF TGC COMMON STOCK TO 35,000,000 AND MAKE OTHER AMENDMENTS TO CONFORM WITH THE REQUIREMENTS OF THE TEXAS BUSINESS ORGANIZATIONS CODE. 4. RATIFICATION OF SELECTION OF LANE GORMAN TRUBITT, PLLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. PLEASE COMPLETE, SIGN, DATE AND RETURN THE CARD PROMPTLY. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL NOS. 2, 3, AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20630300030000000000 4 060413 FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN